UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2012

GOLDEN GRAIN ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-51177	02-05753616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	1822 43rd St. SW, Mason City, IA	50401
	(Address of principal executive offices)	(Zip Code)

(641) 423-8525
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Golden Grain Energy, LLC held its 2012 annual members meeting on Tuesday, February 20, 2012, for the purpose of electing two directors to our board of directors, conducting an advisory vote on a third director and voting on two amendments to our Third Amended and Restated Operating Agreement (the "Operating Agreement"). Votes were solicited in person and by proxy.

Proposal One: Amendment Number One to the Operating Agreement

Amendment Number One to Sections 5.1(b) and 5.1(v) of the Operating Agreement will allow the board, through a vote of a majority of all directors, to adjust the size of the board between a minimum of seven and a maximum of thirteen directors while maintaining at all times a majority of the directors elected by the members, as compared to the directors who are appointed by certain members. In addition, Amendment Number One allows the board, through a vote of a majority of the directors, to eliminate a vacant director seat rather than appointing a replacement. The voting results for Amendment Number One were as follows:

Votes For	Votes Against	Abstain
15,167,667	601,500	63,000

Proposal Two: Amendment Number Two to the Operating Agreement

Amendment Number Two adds a new Section 6.10 to the Operating Agreement providing a formal procedure for determining the record date for notice to members of certain member meetings and for receipt of distributions. The voting results for Amendment Number Two were as follows:

Votes For	Votes Against	Abstain
15,329,167	365,000	63,000

Proposal Three: Election of Directors

We held an election for two directors whose terms expired in 2012. We had seven nominees for these positions. We also have a third director position vacant as a result of a director resignation which the board of directors is entitled to fill under our Operating Agreement. We conducted an advisory vote giving the members the opportunity to vote for a third nominee. However, the board of directors is under no obligation to appoint that person to fill this third seat and has the discretion to either appoint some other individual to fill the seat or eliminate the vacant director position.

The incumbents, Jim Boeding and Duane Lynch, were reelected for additional three year terms until our 2015 annual meeting. Roger Shaffer received the third highest number of votes. The voting results for the director election were as follows:

Nominee	Votes For	Votes Withheld
Jim Boeding	6,707,055	150,000
Leland Boyd	2,957,555	305,500
James Ludeking	1,144,000	337,500
Duane Lynch	8,371,555	25,000
Bill Ohrt	799,000	317,500
Bernard Retterath	2,039,112	304,000
Roger Shaffer	4,230,500	292,500

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN GRAIN ENERGY, LLC

Date: February 22, 2012	/s/ Christine Marchand
Christine Marchand
Chief Financial Officer
(Principal Financial Officer)